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                                    EXHIBIT B

                                 Parentech, Inc.

                                  B Y - L A W S

                                    --oo0oo--

                                    ARTICLE I
                                  STOCKHOLDERS


         SECTION 1.1. Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held on such date during the month of May in each year as shall be fixed by the Board of Directors, at such time and at such place, within or without the State of Delaware, as shall be determined by the Board of Directors.

         SECTION 1.2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, its Chairman, the Executive Committee, if any, or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting.

         SECTION 1.3. Notice of Meeting. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of stockholders required by Section 1.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         SECTION 1.4. Quorum. Except as otherwise required by Delaware law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 1.5. Chairman and Secretary at Meeting. At each meeting of stockholders the Chairman of the Board, or in his absence the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 1.6. Voting; Proxies. Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to the provisions of
Section 1.10:

                           (a) Each stockholder shall at every meeting of the
                  stockholders be entitled to one vote for each share of capital stock held by him.

                           (b) Each stockholder entitled to vote at a meeting of
                  stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                           (c) Directors shall be elected by a plurality vote.

                           (d) Each matter, other than election of directors,
                  properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

                           (e) Election of directors and the vote on any other
                  matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 1.7. Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 1.8. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

         SECTION 1.9. List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 1.10. Fixing of Record Date. (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.



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Parentech, Inc.
Bylaws
February 11, 2000
                                   ARTICLE II
                                    DIRECTORS


         SECTION 2.1. Number; Term of Office; Qualifications; Vacancies. The number of directors that shall constitute the whole Board of Directors shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors, but shall not be greater than nine
(9). Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

         SECTION 2.2. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, its Chairman, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors, its Chairman, or one of the above-named officers, and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

         SECTION 2.3. Removal. Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote upon the election of such director or directors.



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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 2.4. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purpose thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

         SECTION 2.5. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, the Executive Committee, if any, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least one director. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable, electronic mail or facsimile or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

         SECTION 2.6. Chairman of the Board; Presiding Officer and Secretary at Meeting. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the President, if a director, or if neither is present, by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

         SECTION 2.7. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 2.8. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 2.9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

         SECTION 2.10. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 2.11. Compensation. A director shall receive such compensation, if any, for his service as a director as may from time to time be fixed by the Board of Directors, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board of Directors or of its committees. He may also be reimbursed for his expenses in attending any meeting.


                                   ARTICLE III
                                    OFFICERS


         SECTION 3.1. Election; Qualification. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more Vice Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

         SECTION 3.2. Term of Office. Each officer shall hold office from time of his election and qualification to the time at which his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 3.4.

         SECTION 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, its Chairman, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors, its Chairman or one of the above-named officers, and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.4. Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

         SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

         SECTION 3.7. President. The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on other officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

         SECTION 3.8. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President, any Vice President, the Secretary and any Assistant Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporations.

         SECTION 3.9. Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

         SECTION 3.10. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors and the Executive Committee, if any.

         SECTION 3.11. Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.


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Parentech, Inc.
Bylaws
February 11, 2000

                                   ARTICLE IV
                                  CAPITAL STOCK


         SECTION 4.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such forms as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 4.2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law or such rules and regulations as the Board of Directors shall from time to time prescribe.

         SECTION 4.3. Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

         SECTION 4.4. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) agrees to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate and provides such security for such indemnity as the Corporation deems necessary or desirable; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.



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Parentech, Inc.
Bylaws
February 11, 2000

                                    ARTICLE V
                                 INDEMNIFICATION


         SECTION 5.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 5.2. Right of Indemnitee to Bring Suit. If a claim under
Section 5.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 5.3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 5.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 5.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 6.1. Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the By-Laws or any provision of the Delaware General Corporation Law, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


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Parentech, Inc.
Bylaws
February 11, 2000

         SECTION 6.2. Fiscal Year. The fiscal year of the Corporation shall be that which is selected by the Board of Directors.

         SECTION 6.3. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereto to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE VII
                              AMENDMENT OF BY-LAWS


         SECTION 7.1. Amendment. The By-Laws may be adopted, amended or repealed by the Board of Directors by a majority vote of the whole Board or by a majority vote of all the stockholders entitled to vote at a meeting of stockholders.



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